                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d)
                  OF THE SECURITIES AND EXCHANGE ACT OF 1934


               DATE OF REPORT              COMMISSION FILE NUMBER
              FEBRUARY 2, 1998                     0-21943
       (Date of earliest event reported)

                     - - - - - - - - - - - - - - - - - - -

                              FOUR MEDIA COMPANY
            (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                            95-4599440
      (State or other jurisdiction             (I.R.S. Employer
    of incorporation or organization)         Identification No.)

       2813 WEST ALAMEDA AVENUE
          BURBANK, CALIFORNIA                        91505
(Address of principal executive offices)           (Zip code)

        Registrant's telephone number including area code: 818-840-7000

                                Not applicable
        (Former name and former address, if changed since last report)

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits. The following documents are included as part of this report:

                                                                              PAGE NO.
                                                                              --------
(a)       Financial Statements of Business Acquired:

          Visualize (d/b/a Pacific Ocean Post) and Affiliate
          Financial Statements for the ten months ended October 31, 1997 and the year ended December 31, 1996

          Report of Independent Accountants................................      A-1
          Combined Balance Sheets at October 31, 1997 and
            December 31, 1996..............................................      A-2
          Combined Statements of Operations for the
            ten months ended October 31, 1997 and
            the year ended December 31, 1996...............................      A-3
          Combined Statements of Equity for the
            ten months ended October 31, 1997 and
            the year ended December 31, 1996...............................      A-4
          Combined Statements of Cash Flows for the
            ten months ended October 31, 1997 and
            the year ended December 31, 1996...............................      A-5
          Notes to Combined Financial Statements...........................      A-6

(b)   Pro Forma Financial Information

          Pro Forma Information............................................      B-1
          Pro Forma Condensed Combined Balance Sheet
            as of August 3, 1997...........................................      B-2
          Pro Forma Condensed Combined Statement of Operations
              For the year ended August 3, 1997............................      B-3
          Pro Forma Condensed Combined Statement of Operations
            for the three months ended November 2, 1997....................      B-4
          Notes to Pro Forma Condensed Combined Financial
            Statements.....................................................      B-5

                       REPORT OF INDEPENDENT ACCOUNTANTS
                                  __________


To the Shareholders of
       Visualize (d/b/a Pacific Ocean Post)


     We have audited the accompanying combined balance sheets of Visualize (d/b/a Pacific Ocean Post) and Affiliate (the "Company"), as identified in Note 1 of the Notes to Combined Financial Statements, as of October 31, 1997 and December 31, 1996, and the related combined statements of operations, shareholders' equity and cash flows for the ten months ended October 31, 1997 and the year ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Visualize (d/b/a Pacific Ocean Post) and Affiliate as of October 31, 1997 and December 31, 1996, and the combined results of their operations and their combined cash flows for the ten months ended October 31, 1997 and the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                       COOPERS & LYBRAND L.L.P.

Los Angeles, California
January 15, 1998

               VISUALIZE (D/B/A PACIFIC OCEAN POST) AND AFFILIATE
                            COMBINED BALANCE SHEETS
                       (in thousands, except share data)

                                                                                 OCTOBER 31,           DECEMBER 31,
                                                                                    1997                   1996
                                                                            ------------------    -------------------
                                 ASSETS
Current assets:
 Cash...................................................................               $   193                $    65
 Accounts receivable, less allowance for doubtful accounts of $359 and
  $329 as of October 31, 1997 and December 31, 1996, respectively.......                 5,682                  5,096
 Prepaid expenses and other current assets..............................                   466                    412
 Deferred income taxes..................................................                   298                    248
                                                                                       -------                -------
   Total current assets.................................................                 6,639                  5,821

Property and equipment, net.............................................                19,273                 17,077
Deposits................................................................                   243                    365
Deferred income taxes...................................................                   218                     56
Investment in DVD Center................................................                   146                      -
Other assets............................................................                    49                      -
                                                                                       -------                -------
   Total assets.........................................................               $26,568                $23,319
                                                                                       =======                =======

           LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Current maturities of long-term debt and capital lease obligations.....               $ 9,777                $ 9,480
 Subordinated debenture, due to related party...........................                   100                      -
 Accounts payable and accrued expenses..................................                 2,149                  1,531
 Income taxes payable...................................................                 1,769                    610
 Deferred income........................................................                    47                    298
                                                                                       -------                -------
   Total current liabilities............................................                13,842                 11,919

Long-term debt and capital lease obligations............................                 7,185                  6,958
Subordinated debenture, due to related party............................                     -                    100
Deferred lease costs....................................................                   360                    352
                                                                                       -------                -------
   Total liabilities....................................................                21,387                 19,329

Commitments (Note 6)

Shareholders' equity:
 Common stock, no par value; 5,000 share authorized; issued and
  outstanding 389 shares (1997) and 397 shares (1996)...................                    41                    672
 Retained earnings......................................................                 5,140                  3,318
                                                                                       -------                -------
   Total shareholders' equity...........................................                 5,181                  3,990
                                                                                       -------                -------
   Total liabilities and shareholders' equity...........................               $26,568                $23,319
                                                                                       =======                =======

 The accompanying notes are an integral part of these combined financial statements.

               VISUALIZE (D/B/A PACIFIC OCEAN POST) AND AFFILIATE
                        COMBINED STATEMENT OF OPERATIONS
                                 (in thousands)

                                                                            TEN MONTHS ENDED            YEAR ENDED
                                                                             OCTOBER 31, 1997        DECEMBER 31, 1996
                                                                          ---------------------    ---------------------
Revenues........................................................                  $34,794                  $32,542
Cost of services................................................                   18,052                   16,926
                                                                                   ------                   ------
    Gross Profit................................................                   16,742                   15,616

Selling, general and administrative expense.....................                    6,746                    7,069
Depreciation and amortization expense...........................                    5,619                    5,761
Restructuring charge............................................                        -                      952
                                                                                   ------                   ------
   Operating income.............................................                    4,377                    1,832

Other income (expense):
 Interest expense...............................................                   (1,447)                  (1,532)
 Equity in losses of DVD Center.................................                       (4)                       -
 Other, net.....................................................                      157                       85
                                                                                   ------                   ------
                                                                                   (1,294)                  (1,447)
                                                                                   ------                   ------

   Income before income taxes and minority interest.............                    3,083                      385

Provision for income taxes......................................                    1,286                      364
                                                                                   ------                   ------

   Income before minority interest..............................                    1,797                       21

Minority interest in losses of consolidated subsidiary..........                       25                        -
                                                                                   ------                 --------
   Net income...................................................                   $1,822                 $     21
                                                                                   ======                 ========

The accompanying notes are an integral part of these combined financial statements.

               VISUALIZE (D/B/A PACIFIC OCEAN POST) AND AFFILIATE
                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY
                                 (in thousands)


                                                    COMMON STOCK
                                       ----------------------------------          RETAINED
                                           SHARES              AMOUNT              EARNINGS              TOTAL
                                       -------------      ---------------      ----------------     --------------
Balance at December 31, 1995......            397                $ 672                $3,297             $3,969
 Net income.......................              -                    -                    21                 21
                                              ---                -----                ------             ------
Balance at December 31, 1996......            397                  672                 3,318              3,990
 Repurchase and retirement of
  common stock....................             (8)                (631)                    -               (631)
 Net income.......................              -                    -                 1,822              1,822
                                              ---                -----                ------             ------
Balance at October 31, 1997.......            389                $  41                $5,140             $5,181
                                              ===                =====                ======             ======

The accompanying notes are an integral part of these combined financial statements.

               VISUALIZE (D/B/A PACIFIC OCEAN POST) AND AFFILIATE
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                        TEN MONTHS ENDED            YEAR ENDED
                                                                        OCTOBER 31, 1997         DECEMBER 31, 1996
                                                                     ---------------------     ---------------------
Operating activities:
 Net income....................................................             $1,822                   $   21
 Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization................................              5,618                    5,783
  Gain on sale of fixed assets.................................               (129)                      (3)
  Deferred income taxes........................................               (212)                    (636)
  Provision for doubtful accounts..............................                 30                      (73)
  Undistributed loss of affiliate..............................                  4                        -
  Changes in assets and liabilities:
    Accounts receivable.........................................              (616)                    (479)
    Prepaid expenses and other current assets...................               (54)                    (102)
    Deposits....................................................               122                      (79)
    Other assets................................................               (63)                       -
    Accounts payable and accrued expenses.......................               617                      369
    Deferred income.............................................              (251)                      62
    Income taxes payable........................................             1,160                      472
    Deferred lease costs........................................                 9                       14
                                                                           -------                  -------
       Net cash provided by operating activities................             8,057                    5,349
Investment activities:
  Purchase of property and equipment............................            (1,896)                  (1,601)
  Proceeds from disposal of fixed assets........................               128                       63
  Investment in affiliate.......................................              (150)                       -
                                                                           -------                  -------
       Net cash used in investing activities....................            (1,918)                  (1,538)
Financing activities:
  Net borrowings on line of credit..............................              (167)                     890
  Long-term debt borrowings.....................................                 -                    1,000
  Long-term debt repayments.....................................              (798)                  (1,220)
  Net payments of capital lease obligations.....................            (4,888)                  (4,432)
  Common stock repurchased......................................              (158)                       -
                                                                           -------                  -------
       Net cash used in financing activities....................            (6,011)                  (3,762)
       Net increase in cash.....................................               128                       49
Cash at beginning of year.......................................                65                       16
                                                                           -------                  -------
Cash at end of year............................................            $   193                  $    65
                                                                           =======                  =======
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest...................................................            $ 1,441                  $ 1,527
                                                                           =======                  =======
    Taxes......................................................            $   339                  $   530
                                                                           =======                  =======

Supplemental disclosure of non-cash investing and financing activities:

  Capital lease obligations and debt of $5,905 and $4,567 were incurred in connection with the purchases of new equipment during the ten months ended October 31,1997 and year ended December 31, 1996, respectively.

  In March 1997, the Company repurchased 7.94 shares of its common stock by paying 25% in cash and issuing a note for $473.

    The accompanying notes are an integral part of these combined financial statements.

               VISUALIZE (D/B/A PACIFIC OCEAN POST) AND AFFILIATE

                     NOTES TO COMBINED FINANCIAL STATEMENTS
 FOR THE TEN MONTHS ENDED OCTOBER 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996

1.  Organization and Summary of Significant Accounting Policies

       Organization and Basis of Significant Accounting Policies. The accompanying combined financial statements consist of Visualize (d/b/a Pacific Ocean Post), a California corporation, and an affiliated partnership, Ten Moons at POP ("Ten Moons"). These entities are collectively referred to as Visualize (d/b/a Pacific Ocean Post) and Affiliate (the "Company").

       The Company is engaged primarily in performing production and post-production services for companies in the entertainment industry located predominantly within Southern California. The Company's services are principally performed for commercials, television programming, feature films, and corporate and music video. In January 1996, the Company decided to exit its production operations.

       The accompanying combined financial statements have been presented on a combined basis due to common ownership. The combination was accounted for in a manner similar to a pooling of interests. All significant intercompany transactions and balances have been eliminated.

       On December 30, 1996, the Company entered into a joint venture agreement with Cinram U.S. Holdings, Inc. to form Cinram-POP DVD Center, LLC (the "DVD Center"). The DVD Center was formed to provide complete digital versatile disc ("DVD") authoring services to the theatrical and non-theatrical marketplace, including audio and video encoding, authoring and multiplexing, project management, mastering, replication, packaging and fulfillment, either directly or through purchasing such services from its members. The Company has a 49% interest in the DVD Center and accounts for the joint venture using the equity method of accounting. In January 1997, the Company contributed $150,000 to the DVD Center as required by the joint venture agreement.

       In February 1997, the Company formed POP Animation, Inc. ("POP Animation") for the purpose of expanding its computer graphics imaging department. POP Animation purchased all of the assets and assumed the equipment leases and $125,000 in accounts payable of Buzz F/X, a Santa Monica-based computer graphics imaging company. The Company owns 83% of the outstanding stock of POP Animation with the remaining 17% being held by Buzz Image Group, Inc. and certain former employees of Buzz F/X. The results of POP Animation are included in the accompanying financial statements of the Company as of October 31, 1997.

               VISUALIZE (D/B/A PACIFIC OCEAN POST) AND AFFILIATE

 FOR THE TEN MONTHS ENDED OCTOBER 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996

1.  Organization and Summary of Significant Accounting Policies, continued

       Concentration of Credit Risk. Financial instruments which potentially subject the Company to concentration of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments with high credit, quality financial institutions. The Company has not incurred any losses relating to these investments.

       The Company's trade receivables, which are generally due within 30 days, are from various companies within the entertainment industry. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Credit losses relating to its customers have consistently been within management's expectations.

       For the ten months ended October 31, 1997 and the year ended December 31, 1996, no single customer accounted for more than 10% of the Company's sales.

       Financial Instruments.  Statement of Financial Accounting Standards
       ---------------------
("SFAS") No. 107, "Disclosure about Fair Value of Financial Instruments", requires disclosure of fair value information about most financial instruments both on and off the balance sheet, if it is practicable to estimate. SFAS No. 107 excludes certain financial instruments such as certain insurance contracts and all non-financial instruments from its disclosure requirements. A financial instrument is defined as a contractual obligation that ultimately ends with the delivery of cash or an ownership interest in an entity. Disclosures regarding the fair value of financial instruments are derived using external market sources, estimates using present value or other valuation techniques. Cash, accounts receivable, accounts payable, accrued and other liabilities and short-term revolving credit agreements and variable rate long-term debt instruments approximate their fair value.

       Revenue Recognition. Post-production revenues are recognized as services are performed in accordance with the underlying agreements. Post-production revenues from fixed-price contracts are recognized on the percentage-of-completion (cost-to-cost) method, whereby revenues and gross profits are recognized ratably throughout the performance period of the contract based on percentage of actual incurred costs to total estimated final costs. This method is used because management considers actual costs incurred to be the best available measure of progress on these contracts. The Company performs a monthly review of uncompleted contracts and adjusts for changes in estimates in the period of the change. Cash collected in advance of services being performed is recorded as deferred income.

               VISUALIZE (D/B/A PACIFIC OCEAN POST) AND AFFILIATE

 FOR THE TEN MONTHS ENDED OCTOBER 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

       Inventories. Inventories are stated at the lower of cost (first-in, first-out) or market, and are comprised of raw materials and supplies.

       Depreciation and Amortization. Depreciation and amortization of property and equipment is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease terms or the useful lives of the improvements. Expenditures for repairs and maintenance are charged to expenses as incurred.

       Impairment losses to long-lived assets are recognized when the carrying amount of the asset exceeds the estimated fair value of the asset in accordance with the provisions of Statement of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of".

       Use Of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  ACCOUNTS RECEIVABLE

       Accounts receivable consists of the following (in thousands):

                                                                                     OCTOBER 31,               DECEMBER 31,
                                                                                        1997                      1996
                                                                               ---------------------      --------------------
Trade receivables.........................................................             $5,993                     $5,412
Advances to shareholders and employees....................................                 48                         13
                                                                                       ------                     ------
                                                                                        6,041                      5,425
Less: Allowance for doubtful accounts.....................................                359                        329
                                                                                       ------                     ------
                                                                                       $5,682                     $5,096
                                                                                       ======                     ======

       The Company provided services to two companies owned by shareholders of the Company in amounts totaling $64,000 and $130,000 for the ten months ended October 31, 1997 and the year ended December 31, 1996, respectively. During 1996, the Company wrote off $67,000 of receivables from these companies. Receivables outstanding from these companies total $13,000 as of October 31, 1997. There were no outstanding receivables from these companies as of December 31, 1996.

               VISUALIZE (D/B/A PACIFIC OCEAN POST) AND AFFILIATE

 FOR THE TEN MONTHS ENDED OCTOBER 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996

3.  PROPERTY AND EQUIPMENT

       Property and equipment, at cost, and related accumulated depreciation and amortization is as follows (in thousands):

                                                                                 October 31,                December 31,
                                                                                     1997                       1996
                                                                           ---------------------      ----------------------
Equipment............................................................               $38,454                     $31,599
Leasehold improvements...............................................                 4,912                       4,505
Furniture, fixtures and other equipment..............................                   483                         395
                                                                                    -------                     -------
                                                                                     43,849                      36,499
Less: Accumulated depreciation and amortization......................                24,576                      19,422
                                                                                    -------                     -------
                                                                                    $19,273                     $17,077
                                                                                    =======                     =======

       Certain technical equipment aggregating $32,452,449 and $26,461,417 at October 31, 1997 and December 31, 1996, respectively, was recorded under capital lease and financing agreements. Accumulated amortization on this equipment was approximately $18,383,000 and $14,233,000 at October 31, 1997 and December 31, 1996, respectively. Amortization of capital lease property has been included in depreciation and amortization expense.

       During the ten months ended October 31, 1997 and the year ended December 31, 1996, the Company expensed maintenance, repairs and spare parts in amounts of $136,211 and $124,777, respectively.

4.      LONG-TERM DEBT

Long-term debt consists of the following (in thousands):

                                                                                       OCTOBER 31,            DECEMBER 31,
                                                                                          1997                    1996
                                                                                  ------------------     --------------------
Line of Credit...............................................................            $ 3,780                $ 3,947
Notes payable to financing companies, bearing interest at 8% to 9.85%, collateralized by equipment, payable in monthly installments of principal
 and interest through December 1998..........................................                520                  1,190
Capital lease obligations....................................................             12,318                 11,301
Note payable to ex-shareholder for repurchase of Company stock, payable in
 monthly installments of principal and interest through March 1999...........                344                      -
Subordinated debenture, due to related party.................................                100                    100
                                                                                         -------                 ------
                                                                                          17,062                 16,538
Less: Current maturities                                                                   9,877                  9,480
                                                                                         -------                -------
                                                                                         $ 7,185                $ 7,058
                                                                                         =======                =======

               VISUALIZE (D/B/A PACIFIC OCEAN POST) AND AFFILIATE

 FOR THE TEN MONTHS ENDED OCTOBER 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996

4.  LONG-TERM DEBT, continued

     The Company has a line of credit of $5,000,000. The line of credit agreement originally expired on May 1, 1997, but was subsequently renewed through March 1, 1998. At October 31, 1997 and December 31, 1996, the line of credit bore interest of prime plus 1% and prime, respectively. Borrowings under the line are collateralized by substantially all of the receivables of the Company and are guaranteed by the principal shareholders of the Company. Under the terms of this agreement, the Company is subject to certain financial covenants, including a minimum net worth and a maximum liability-to-equity ratio.

     The Company has entered into various capital leases for equipment. These leases are through 2002 and are at interest rates of 6% to 12%. The majority of these leases require that the Company perform all necessary repairs and maintenance.

     The subordinated debenture to a related party is due March 1, 1998 and bears interest at the rate of 7% per annum. The holder has the right as of the due date to convert the debenture into nonvoting shares of the Company's common stock at the rate of .0000259 shares for each $1 principal amount of debentures, subject to adjustment for dilution.

     Aggregate capital lease obligations and loan maturities subsequent to October 31, 1997 are as follows (in thousands):

TWELVE MONTHS ENDING                                   FUTURE LEASE                 PRINCIPAL
     OCTOBER 31,                                         PAYMENTS                   PAYMENTS                     TOTAL
----------------------                            ---------------------      ----------------------      --------------------
        1998                                             $ 6,338                      $4,479                    $10,817
        1999                                               4,819                         266                      5,085
        2000                                               1,985                           -                      1,985
        2001                                                 580                           -                        580
        2002                                                 188                           -                        188
                                                         -------                     -------                    -------
                                                          13,910                      $4,745                    $18,655
                                                                                     =======                    =======
Less: Amounts representing interest                        1,592
                                                         -------
                                                         $12,318
                                                         =======

5. INCOME TAXES

    Deferred income taxes are determined in accordance with SFAS No.109, "Accounting for Income Taxes". Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized.

               VISUALIZE (D/B/A PACIFIC OCEAN POST) AND AFFILIATE

 FOR THE TEN MONTHS ENDED OCTOBER 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996


5.  INCOME TAXES, continued

     The provision (benefit) consists of the following (in thousands):

                                                                                 OCTOBER 31,           DECEMBER 31,
                                                                                    1997                   1996
                                                                          --------------------    -------------------
Current:
   Federal.............................................................            $1,187                  $ 399
   State...............................................................               312                    116
                                                                                   ------                  -----
                                                                                    1,499                    515
Deferred:
   Federal.............................................................              (182)                  (106)
   State...............................................................               (31)                   (45)
                                                                                   ------                  -----
                                                                                     (213)                  (151)
                                                                                   ------                  -----

                                                                                   $1,286                  $ 364
                                                                                   ======                  =====

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows (in thousands):

                                                                               OCTOBER 31,            DECEMBER 31,
                                                                                  1997                    1996
                                                                          --------------------    --------------------
Deferred tax assets:
  Accounts receivable..................................................            $ 155                   $ 171
  Accrued liabilities..................................................              139                     124
  Property and equipment...............................................              236                      60
  Other................................................................              106                      27
                                                                                   -----                   -----
      Total deferred tax assets........................................              636                     382

Deferred tax liabilities:
   Prepaid expenses....................................................              (88)                    (58)
   Other...............................................................              (32)                    (20)
                                                                                   -----                   -----
      Total deferred tax liabilities...................................             (120)                    (78)
                                                                                   -----                   -----

      Net deferred tax asset...........................................            $ 516                   $ 304
                                                                                   =====                   =====

               VISUALIZE (D/B/A PACIFIC OCEAN POST) AND AFFILIATE

 FOR THE TEN MONTHS ENDED OCTOBER 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996

5.  INCOME TAXES, continued

    A reconciliation of income tax computed at the statutory federal income tax rate to the effective tax rate for the Company is as follows (in thousands):

                                                                               OCTOBER 31,              DECEMBER 31,
                                                                                  1997                      1996
                                                                        ---------------------    ----------------------
Income taxes computed at federal statutory rate......................             $1,059                     $ 131
Permanent differences................................................                112                       194
State tax provisions, net of federal benefits........................                185                        47
Income taxes paid by Ten Moons at POP partnership....................                (67)                      (31)
Other................................................................                 (3)                       23
                                                                                  ------                     -----
                                                                                  $1,286                     $ 364
                                                                                  ======                     =====

     The Company has recently filed an amended tax return for the year ended 1993 and is intending to file amended tax returns for the years ended 1994 through 1996 to include certain reportable transactions. The estimated taxes, penalties, and interest have been reflected by increasing income taxes payable and decreasing 1995 beginning retained earnings.

6.   COMMITMENTS

     The Company is obligated under operating leases for certain premises. These leases require that the Company provide insurance and pay taxes assessed against the leased property. The terms of the leases are for ten years, with renewal options. The operating lease for the post-production facility, which was renegotiated effective March 1, 1995, provides for rent increases based on the Consumer Price Index. In addition, the lease provided for reduced rental payments for the first nine months of the lease as inducement to enter into the lease. The audio facility operating lease, which was entered into with a related party, provides for a 5% annual rent increase through 2003. The accompanying statements of income for the ten months ended October 31, 1997 and the year ended December 31, 1996, respectively, reflect rent expense on a straight-line basis over the terms of both the production and audio leases. An obligation of $360,160 and $352,243 representing future payments in excess of expense is reflected in the accompanying balance sheet at October 31, 1997 and December 31, 1996, respectively. The deferred lease costs are amortized over the life of the leases.

               VISUALIZE (D/B/A PACIFIC OCEAN POST) AND AFFILIATE

 FOR THE TEN MONTHS ENDED OCTOBER 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996

6.   COMMITMENTS, continued

     Minimum future obligations under non-cancelable operating leases with third parties at October 31, 1997 are as follows (in thousands):

             TWELVE MONTHS ENDING
                 OCTOBER 31,
          ------------------------
                    1998                                 $1,973
                    1999                                  1,306
                    2000                                    998
                    2001                                  1,026
                    2002                                  1,042
                 Thereafter                                 270
                                                         ------
                                   Total                 $6,615
                                                         ======

     The future minimum rental payments due to a related party under a lease for the audio facility for the next five years and thereafter from October 31, 1997 are $480,323, $504,339, $529,556, $556,034 and $709,341, respectively.

     Rent expense under the operating leases for the ten months ended October 31, 1997 was $1,811,214 and included $381,077 paid to related parties under a lease for the audio facility.

     At October 31, 1997, the Company has guaranteed $225,000, or 50%, of the outstanding balance of a line of credit of the DVD Center.

7.  SHAREHOLDERS' EQUITY

     In March 1997, the Company repurchased 7.94 shares of its common stock by paying 25% in cash and issuing a note for $472,644 at 10%, which requires monthly payments of principal and interest totaling $21,810 through March 11, 1999.

8.  RESTRUCTURING CHARGE

  In January 1996, the Company decided to exit its production operations. The Company incurred costs of approximately $952,220 during 1996 related to exiting its production activities. Such costs included rent and facility costs, payroll, fixed assets, and additional costs incurred on productions which carried over from 1995.

               VISUALIZE (D/B/A PACIFIC OCEAN POST) AND AFFILIATE

 FOR THE TEN MONTHS ENDED OCTOBER 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996

9.   MINORITY INTEREST

     Minority interest represents the minority shareholder's proportionate share of the equity of POP Animation. For the ten months ended October 31, 1997, operations of POP Animation resulted in losses applicable to minority interest exceeding the minority interest in the equity capital of POP Animation. Such excess of $5,557 is charged against operating expenses of the Company, as there is no obligation of the minority interest to make good on such losses. Any future losses of POP Animation will continue to be charged against the operations of the Company, while the Company's majority interest will be credited for any future earnings to the extent of such losses previously absorbed.

10.  EMPLOYEE BENEFIT PLAN

     The Company has a 401(k) defined contribution plan covering all full-time employees. Employees are eligible to participate in the plan after 90 days of service. Currently, approximately 125 employees participate in the plan. Employees can contribute up to 20% of pretax annual compensation (subject to IRS limitations). The Company contributes an amount equal to 25% of the first 4% of base compensation that a participant contributes to the plan. The Company's expense for the plan totaled $63,800 and $71,317 for the ten months ended October 31, 1997 and the year ended December 31, 1996, respectively.

11.  SUBSEQUENT EVENTS

     In December 1997, the Company entered into an agreement with Four Media Company ("4MC") whereby 4MC will purchase 100% of the stock of the Company. In addition, 4MC will acquire assets and assume liabilities of Ten Moons. The acquisition will be accounted for under the purchase method of accounting and is expected to be completed during the first quarter of 1998.

                               FOUR MEDIA COMPANY
               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS


     On February 2, 1998, Four Media Company ("4MC") acquired all the outstanding shares of capital stock of Visualize, a California corporation d/b/a Pacific Ocean Post ("POP"). The purchase price of the shares was $27,140,000, of which $24,000,000 was paid in cash, and $3,140,000 is represented by promissory notes. Additional adjustment contingent on and related to the amounts of tax refunds or payments may become due upon realization. Substantially all of the cash was provided by 4MC's new $200,000,000 credit facility. This facility will also be used to pay an estimated $3,000,000 in loan fees (on the entire credit facility) and other costs associated with this acquisition.

     The acquisition is accounted for using the purchase accounting method and, accordingly, the purchase price will be allocated to the assets acquired and liabilities assumed based on the fair market value of such assets and liabilities at the date of acquisition. The unaudited condensed pro forma balance sheet and results of operations are based on available information and certain assumptions regarding the allocation of purchase price, which could change significantly based on the realizable value of certain assets, the potential to incur additional transaction related costs, and other analyses.

     The accompanying condensed pro forma combined financial statements illustrate the effect of the acquisition on 4MC's financial position at August 3, 1997 and the results of operations for the year then ended and 4MC's financial position at November 2, 1997 and the results of operations for the three months then ended as if the acquisition had taken place on the balance sheet dates, August 3, 1997 and November 2, 1997 with respect to the respective balance sheets and August 5, 1996 with respect to the year ended August 3, 1997 and three months ended November 2, 1997 results of operations.

     Pro Forma condensed combined results of operations may not be indicative of actual results which would have been obtained if the acquisition had occurred on August 5, 1996 or August 3, 1997.

                               FOUR MEDIA COMPANY
                  Unaudited Pro Forma Combined Balance Sheets
                              As of August 3, 1997
                                 (in thousands)

                                                               4MC               POP              PRO FORMA             4MC
                           ASSETS                          (HISTORICAL)      (HISTORICAL)        ADJUSTMENTS         (PRO FORMA)
                                                         --------------    --------------    -----------------   --------------
Current assets:
  Cash.................................................     $  6,089             $    16         $        -          $  6,105
  Restricted cash......................................          680                   -                  -               680
  Trade accounts receivable............................       18,755               6,419                  -            25,174
  Inventory............................................          952                   -                  -               952
  Prepaid expenses.....................................        3,219                 545                  -             3,764
  Deferred taxes.......................................            -                 248                  -               248
                                                            --------             -------         ----------          --------
    Total current assets................................      29,695               7,228                  -            36,923

Property, plant & equipment, net......................        93,672              19,824             (6,000)(1)       107,496
Deferred taxes........................................         2,000                  55                  -             2,055
Long term receivables.................................         4,067                   -                  -             4,067
Other assets..........................................         2,803                 440             32,279 (1)        35,522
                                                            --------             -------         ----------          --------
  Total assets........................................      $132,237             $27,547            $26,279          $186,063
                                                            ========             =======         ==========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current maturities of long term debt and capital           $ 10,559             $10,605         $  (21,164)(1)      $      -
  lease obligations...................................
 Subordinated debenture...............................             -                 100              1,040 (1)         1,140
 Accounts payable.....................................        11,080               1,324                  -            12,404
 Accrued and other liabilities........................         6,227                 470              2,000 (1)         8,697
 Income taxes payable.................................             -               1,356                  -             1,356
 Deferred income......................................             -                 316                  -               316
                                                            --------             -------         ----------          --------
  Total current liabilities...........................        27,866              14,171            (18,124)           23,913

Long term debt and capital lease obligations..........        54,633               8,231             49,164 (1)       112,028
Deferred lease cost...................................             -                 357                  -               357
Minority interest.....................................             -                  27                  -                27

Commitments and contingencies

Stockholders' equity:
 Preferred stock......................................             -                   -                  -                 -
 Common stock.........................................            96                  41                (41)(1)            96
 Additional paid-in capital...........................        41,650                   -                  -            41,650
 Foreign currency translation adjustment..............          (269)                  -                  -              (269)
 Retained earnings....................................         8,261               4,720             (4,720)(1)         8,261
                                                            --------             -------         ----------          --------
  Total stockholders' equity..........................        49,738               4,761             (4,761)           49,738
                                                            --------             -------         ----------          --------
  Total liabilities and stockholders' equity..........      $132,237             $27,547           $ 26,279          $186,063
                                                            ========             =======         ==========          ========

The accompanying notes are an integral part of these combined financial statements.

                               FOUR MEDIA COMPANY
                  Unaudited Pro Forma Combined Balance Sheets
                             As of November 2, 1997
                                 (in thousands)

                        ASSETS                                4MC              POP             PRO FORMA             4MC
                                                          (HISTORICAL)     (HISTORICAL)       ADJUSTMENTS        (PRO FORMA)
                                                         --------------   --------------   -----------------   ---------------
Current assets:
 Cash................................................        $    879          $   193          $        -          $  1,072
 Restricted cash.....................................             637                -                   -               637
 Trade accounts receivable...........................          24,367            5,682                   -            30,049
 Inventory...........................................           1,029                -                   -             1,029
 Prepaid expenses....................................           4,048              466                   -             4,514
 Deferred taxes......................................               -              298                   -               298
                                                             --------          -------          ----------          --------
  Total current assets...............................          29,695            6,639                   -            37,599

Property, plant & equipment, net.....................         102,825           19,273              (5,449)(1)       116,649
Deferred taxes.......................................           2,000              218                   -             2,218
Long term receivables................................           3,560                -                   -             3,560
Other assets.........................................           3,056              438              31,308 (1)        34,802
                                                             --------          -------          ----------          --------
  Total assets.......................................        $142,401          $26,568          $   25,859          $194,828
                                                             ========          =======          ==========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current maturities of long term debt and capital
  lease obligations..................................        $ 13,176          $ 9,777          $  (22,953)(1)      $      -
 Subordinated debenture..............................               -              100               1,040 (1)         1,140
 Accounts payable....................................           9,649            1,775                   -            11,424
 Accrued and other liabilities.......................           7,171              374               2,000 (1)         9,545
 Income taxes payable................................               -            1,769                   -             1,769
 Deferred income.....................................               -               47                   -                47
                                                             --------          -------          ----------          --------
  Total current liabilities..........................          29,996           13,842             (19,913)           23,925

Long term debt and capital lease obligations.........          62,928            7,185              50,953           121,066
Deferred lease costs.................................               -              360                   -               360

Commitments and contingencies

Stockholders' equity:
 Preferred stock.....................................               -                -                   -                 -
 Common stock........................................              96               41                 (41)(1)            96
 Additional paid-in capital..........................          41,650                -                   -            41,650
 Foreign currency translation adjustment.............            (755)               -                   -              (755)
 Retained earnings...................................           8,486            5,140              (5,140)(1)         8,486
                                                             --------          -------          ----------          --------
  Total stockholders' equity.........................          49,477            5,181              (5,181)           49,477
                                                             --------          -------          ----------          --------
  Total liabilities and stockholders' equity.........        $142,401          $26,568            $ 25,859          $194,828
                                                             ========          =======          ==========          ========

The accompanying notes are an integral part of these combined financial statements.

                               FOUR MEDIA COMPANY
                  Unaudited Condensed Statement of Operations
                    For the fiscal year ended August 3, 1997
                    (In thousands, except per share amounts)

                                                                    4MC               POP             PRO FORMA              4MC
                                                               (HISTORICAL)       (HISTORICAL)       ADJUSTMENTS         (PRO FORMA)
                                                            ---------------    --------------    ----------------    ---------------
Revenues..............................................           $84,527           $38,032           $       -           $122,559
Cost of services......................................            53,184            19,315                   -             72,499
                                                                 -------           -------           ---------           --------
  Gross profit........................................            31,343            18,717                   -             50,060
                                                                 -------           -------           ---------           --------

Operating expenses:
 Sales general and administrative.....................            12,899             7,514                   -             20,413
 Depreciation and amortization........................            13,175             6,493              (3,774)(2)         15,894
                                                                 -------           -------           ---------           --------
  Total operating expenses............................            26,074            14,007              (3,774)            36,307
                                                                 -------           -------           ---------           --------
     Income from operations...........................             5,269             4,710               3,774             13,753

Interest expense, net.................................             3,887             1,612               4,114 (3)          9,613
                                                                 -------           -------           ---------           --------
 Income before income taxes and minority interest.....             1,382             3,098                (340)             4,140
 Income taxes.........................................                 -             1,654              (1,489)(4)            165
 Minority interest....................................                 -                (4)                  -                 (4)
                                                                 -------           -------           ---------           --------
  Net income..........................................           $ 1,382           $ 1,440           $   1,149           $  3,971
                                                                 =======           =======           =========           ========

Net income per share..................................             $0.16                                                    $0.46
                                                                 =======                                                 ========

Weighted average number of shares outstanding.........             8,563                                                    8,563
                                                                 =======                                                 ========

The accompanying notes are an integral part of these combined financial statements.

                               FOUR MEDIA COMPANY
                  Unaudited Condensed Statement Of Operations
                  For the three months ended November 2, 1997
                    (In thousands, except per share amounts)


                                                                  4MC                POP            PRO FORMA              4MC
                                                             (HISTORICAL)       (HISTORICAL)       ADJUSTMENTS         (PRO FORMA)
                                                            --------------     -------------    -----------------   ----------------

Revenues...............................................          $27,267           $10,798            $     -            $38,065
Cost of services.......................................           17,741             5,922                  -             23,663
                                                                 -------           -------            -------            -------
  Gross profit.........................................            9,526             4,876                  -             14,402
                                                                 -------           -------            -------            -------

Operating expenses:
 Sales general and administrative......................            3,937             1,954                  -              5,891
 Depreciation and amortization.........................            4,016             1,769               (943)(2)          4,842
                                                                 -------           -------            -------            -------
  Total operating expenses.............................            7,953             3,723               (943)            10,733
                                                                 -------           -------            -------            -------
     Income from operations............................            1,573             1,153                943              3,669

Interest expense, net..................................            1,348               480              1,028(3)           2,856
                                                                 -------           -------            -------            -------
 Income before income taxes and minority interest......              225               673                (85)               813
 Income taxes..........................................                -               281               (253)(4)             28
 Minority interest.....................................                -                27                  -                 27
                                                                 -------           -------            -------            -------
  Net income...........................................          $   225           $   419            $   168            $   812
                                                                 =======           =======            =======            =======

Net income per share...................................            $0.02                                                   $0.08
                                                                 =======                                                 =======

Weighted average number of shares outstanding..........           10,169                                                  10,169
                                                                 =======                                                 =======

The accompanying notes are an integral part of these combined financial statements.

                               FOUR MEDIA COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET AND STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

1. The total purchase price of the POP acquisition reflected in the pro forma balance sheets consists of:

                                                                      August 3, 1997            November 2, 1997
                                                                 ----------------------    -----------------------
Amount paid to shareholders....................................         $27,140                    $27,140
Assumption of liabilities......................................          22,786                     21,387
Estimated transaction costs....................................           2,000                      2,000
                                                                        -------                    -------
    Total......................................................         $51,926                    $50,527
                                                                        =======                    =======

    The amount paid to shareholders includes sellers' notes of $1,140 which is subordinate to the bank financing. All of the debt is classified as non-current in accordance with the terms of the new acquisition financing obtained. The adjustment reflects all of the above assumptions as well as an adjustment of property, plant and equipment to an estimated fair market value of $13,824. Also included in other assets is $3,000 of estimated deferred financing costs.

2. Adjustments to reflect revised depreciation using fair market value of POP assets and seven year useful life, and goodwill acquired amortized over forty years.

3. Adjustments to reflect new debt at average interest rate of 8.10%, plus amortization of $3,000 financing costs over 6 1/2 years.

4. Estimated elimination of 90% of income taxes because of 4MC's net operating loss carryforwards.

                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       FOUR MEDIA COMPANY



Date:  March 16, 1998                  By:  /s/ Alan S. Unger
                                            -----------------
                                            Alan S. Unger
                                            Vice President and
                                            Chief Financial Officer